Exhibit 10.11

ISRAEL

TESSERA TECHNOLOGIES, INC.

2003 EQUITY INCENTIVE PLAN

DEFERRED STOCK AWARD GRANT NOTICE AND

DEFERRED STOCK AWARD AGREEMENT

Tessera Technologies, Inc., a Delaware corporation (the “Company”), pursuant to its 2003 Equity Incentive Plan and the Sub-Plan for Israeli Participants thereunder (together, as amended to date, the “Plan”), hereby grants to the holder listed below (“Participant”), an award of deferred stock (“Deferred Stock”) representing a right to receive a number of shares of the Company’s common stock, par value $0.001 (the “Shares”). This award for Deferred Stock (this “Award”) is subject to all of the terms and conditions as set forth herein and in the Deferred Stock Award Agreement attached hereto as Exhibit A (the “Deferred Stock Agreement”), the Plan and the Trust Agreement (as defined in the Plan) attached hereto as Exhibit C, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Deferred Stock Agreement.

Participant:

Employee ID:

Grant Date:

Vesting Commencement Date:

Total Number of Shares Represented by the Deferred Stock:

Vesting Schedule:	The Award shall vest as set forth on Exhibit B attached hereto.

Total Purchase Price:	$ (Total Number of Shares x $0.001)

Distribution Schedule:	The Deferred Stock shall be distributable as they vest pursuant to the Vesting Schedule.

Type of Award/Elected Tax Route:	Trustee 102 Award (CGA)

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Deferred Stock Agreement and this Grant Notice and the Trust Agreement. The Participant has reviewed the Deferred Stock Agreement, the Plan, the Trust Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Deferred Stock Agreement and the Plan. Participant declares that he or she is familiar with the provisions of Section 102, the elected Tax Route indicated above ant he Trust Agreement and hereby undertakes not to sell or transfer the Deferred Stock and/or the Shares issued pursuant to the Grant Notice and Deferred Stock Agreement prior to the lapse of the Minimum Trust Period unless Participant shall pay all taxes, which may arise in connection with such sale and/or transfer. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, the Trust Agreement, this Grant Notice or the Deferred Stock Agreement.

I have read and accepted all terms and conditions of the Plan posted on www.etrade.com. Below are instructions on how to access the Plan:

1. Log into E*TRADE account.

2. Click on Employee Stock Plan.

3. Click on Company Info.

4. Click on Documents.

5. Click on 2003 Plan.

TESSERA TECHNOLOGIES, INC.		PARTICIPANT

By:		By:
Print Name:	Michael Anthofer	Print Name:
Title:	EVP, Chief Financial Officer	Date:
Address:	3025 Orchard Parkway
San Jose, CA 95134
Date:

EXHIBIT A

TO DEFERRED STOCK AWARD GRANT NOTICE

TESSERA TECHNOLOGIES, INC.

DEFERRED STOCK AWARD AGREEMENT

Pursuant to the Deferred Stock Award Grant Notice (the “Grant Notice”) to which this Deferred Stock Award Agreement (this “Agreement”) is attached, Tessera Technologies, Inc., a Delaware corporation (the “Company”), has granted to Participant the right to receive the number of units of Deferred Stock under the Company’s 2003 Equity Incentive Plan and the Sub-Plan for Israeli Participants thereunder (together, as amended to date, the “Plan”) as set forth in the Grant Notice.

ARTICLE I.

GENERAL

1.1 Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan and the Grant Notice.

1.2 Incorporation of Terms of Plan. The Award and this Agreement are subject to the Plan, the terms and conditions of which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

DEFERRED STOCK AWARD

2.1 Deferred Stock Award.

(a) Award. The Company hereby grants to Participant the right to receive the number of Shares set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan. Each units of Deferred Stock represents the right to receive one Share. Participant is a Service Provider. Prior to actual issuance of any Shares, the Award represents an unsecured obligation of the Company, payable only from the general assets of the Company.

(b) Vesting. The Deferred Stock shall vest in accordance with the Vesting Schedule set forth in the Grant Notice. Unless and until the Deferred Stock has vested in accordance with the vesting schedule set forth in the Grant Notice, Participant will have no right to any distribution with respect to such Deferred Stock. In the event of Participant’s Termination of Services for any reason prior to the vesting of all of the Deferred Stock, any unvested Deferred Stock will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company.

(c) Distribution of Stock.

(i) Shares shall be distributed to Participant (or in the event of Participant’s death, to his or her estate) with respect to such Participant’s vested Deferred Stock granted to Participant pursuant to this Deferred Stock Agreement, subject to the terms and provisions of the Plan, the Trust Agreement and this Deferred Stock Agreement, on each vesting date as the Deferred Stock vests pursuant to the Vesting Schedule set forth in the Grant Notice.

(ii) All distributions shall be made by the Company in the form of whole shares of Common Stock.

(iii) Notwithstanding the foregoing, units of Deferred Stock shall be issuable at such times and upon such events as are specified in this Agreement.

(d) Generally. Shares issued under the Award shall be issued to the trustee appointed by the Administrator and approved by the Israeli tax authorities (the “Trustee”) in accordance with Section 102 of the Income Tax Ordinance [New Version], 1961 (“Section 102”), on behalf of the Participant or Participant’s beneficiaries, as the case may be, at the sole discretion of the Administrator, in either (A) uncertificated form, with the Shares recorded in the name of Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement; or (B) certificate form.

2.2 Tax Withholding; Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement:

(a) Any tax consequences arising from the vesting or distribution of the Deferred Stock or otherwise pursuant to this Agreement shall be borne solely by the Participant (including, without limitation, the Participant’s social security and national health insurance payments, if applicable). The Company and/or its Parent or Subsidiary and/or the Trustee shall be entitled to withhold taxes (if required) according to the requirements under applicable laws, rules and regulations, including withholding taxes at source. The provisions of paragraph (b) below shall set out what will occur if the Company and/or its Parent and/or Subsidiary and/or the Trustee are required by applicable laws to make a deduction or withholding. Furthermore, the Participant shall agree to indemnify the Company and/or its Parent and/or Subsidiary and/or the Trustee and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant

(b) No Shares shall be issued or delivered to the Trustee on behalf of the Participant or his legal representative unless and until Participant or his legal representative shall have paid to the Company and/or, when applicable, the Trustee the full amount of all withholding or other taxes which the Company and/or its Parent and/or Subsidiary and/or Trustee are required by any applicable law to account to any tax authority resulting from the vesting or distribution of the Deferred Stock or otherwise pursuant to this Agreement (which payment may be made in cash, by deduction from other compensation payable to Participant or in any form of consideration permitted by the Plan). As provided in Section 17 of the Plan, the Administrator may in its discretion and in satisfaction of the foregoing requirement allow the return or withholding of shares of Common Stock otherwise issuable pursuant to this Agreement having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be returned or withheld with respect to the vesting or payment of the Award in order to satisfy the Participant’s income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for any tax income and payroll tax purposes that are applicable to such supplemental taxable income.

(c) The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (A) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (B) the completion of any registration or other qualification of the Shares under any state, federal or foreign law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable, (C) the obtaining of any approval or other clearance from any state, federal or foreign governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable and (D) the lapse of any such reasonable period of time following the date the Deferred Stock vests as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE III

TRUST PROVISIONS

4.1 Issuance of Shares to Trust. Each Share issued pursuant to this Deferred Stock Agreement (and any other Right received in respect of Shares while Shares are held in trust) shall be deposited with the Trustee and held in trust on behalf of the Participant, for at least the period of time required by Section 102 (the “Minimum Trust Period”), until such time that such Shares or Rights are released from the trust as herein provided. The Trustee shall hold such Shares or Rights pursuant to the instructions provided by the Administrator from time to time, provided such instructions are consistent with the terms of the Plan, the trust agreement entered into by the Company and the Trustee, attached hereto as Exhibit C (the “Trust Agreement”) and all applicable laws.

4.2 Minimum Trust Period; Release of Shares from Trust. Subject to the provisions of Section 102, in order to obtain favorable Trustee 102 Awards tax treatment, Participant shall not be entitled to sell or release from Trust any Shares issued hereunder or any Rights received with respect to such Shares, until the lapse of the Minimum Trust Period required under Section 102. Notwithstanding the above, if any such sale or release occurs during the Minimum Trust Period, the implications under Section 102 shall apply to, and shall be borne by, Participant. In the event the requirements for a Trustee 102 Award are not met, then the Deferred Stock and any Shares or Rights received with respect thereto shall be regarded as Non-Trustee 102 Awards, all in accordance with the provisions of Section 102.

4.3 Condition to Release of Deferred Stock from Trust. No Shares (or Rights received in respect of such Shares) shall be sold or released from the Trust to Participant unless and until Participant shall have satisfied all of Participant’s tax obligations with respect to such Shares or Rights (including, without limitation, Israeli social security and health insurance payments, if applicable) and shall have provided the Trustee with sufficient confirmation of the satisfaction of such tax obligations, in a form satisfactory in the opinion of the Trustee. Participant shall satisfy such tax obligations in any manner contemplated by Section 2.2 above.

In general, according to the capital gains Tax Route, which was elected by the Company, taxable income that should be attributed to Participant as a result of the issuance of Shares upon vesting of the Deferred Stock will be tax-free on their date of issuance but will be taxed upon the sale of such Shares or their transfer from the Trustee to the Participant. If the Shares issuable upon vesting of the Deferred Stock are held in trust by the Trustee until the lapse of the Minimum Trust Period, gains derived from the sale of such Shares shall be classified as capital gains and taxed at a rate of 25%, except for gains derived at the time of issuance of such Shares, equal to the average closing price of the Company’s Share on a stock exchange during 30 trading days prior to the date of issuance. Such benefit shall be subject to tax at the time of sale of the Shares, or transfer, as ordinary income (i.e. at marginal tax rates (up to 47% on 2008) plus Israeli social security and national health insurance payments).

ARTICLE IV

OTHER PROVISIONS

2.3 Tax Representations. Participant has reviewed with Participant’s own tax advisors the tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

2.4 Deferred Stock Not Transferable. None of the Award and the rights conveyed hereunder, including the right to receive Shares upon the vesting of the Deferred Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. Without deviating from the aforesaid, so long as Shares issuable upon the vesting of the Deferred Stock are held by the Trustee on behalf of Participant, such Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution.

2.5 Rights as Shareholder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a shareholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to the Participant or to the Trustee on behalf of the Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Participant shall have all the rights of a shareholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares; provided, however, that at the discretion of the Company, and prior to the delivery of Shares, Participant may be required to execute a shareholders agreement in such form as shall be determined by the Company. Without deviating from the above, with respect to Shares held by the Trustee on behalf of a Participant, in the event a stock dividend (including bonus Shares and any Rights) is declared on such Shares, such stock dividend shall be issued to the Trustee on behalf of Participant, shall be subject to the provisions of the Plan, and the Minimum Trust Period for such Rights shall be measured from the commencement of the Minimum Trust Period applicable to the Shares with respect to which the dividend was declared, subject to applicable laws. Furthermore, such Rights shall be subject to all other provisions of the elected Tax Route under Section 102, which is applicable to such Shares. For so long as Shares are held in trust by the Trustee on behalf of Participant, the voting rights at the Company’s general meeting attached to such Shares will remain with the Trustee. However, the Trustee shall not exercise such voting rights at general meetings. The Trustee shall not be required to notify Participant of any meeting of the Company’s stockholders.

2.6 Not a Contract of Employment or other Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its affiliates.

2.7 Governing Law and Jurisdiction. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws, except to the extent that mandatory provisions of the laws of the State of Israel shall apply. The courts of the State of California shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the Plan. The jurisdiction agreement contained in this Section 3.5 is made for the benefit of the Company and its Parents and Subsidiaries only, which accordingly retains the right to bring proceedings in any other court of competent jurisdiction. By accepting the grant of an Award and not renouncing it, Participant is deemed to have agreed to submit to such jurisdiction.

2.8 Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

2.9 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Award in any material way without the prior written consent of Participant.

2.10 Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given when sent via email or upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Participant to his or her address shown in the Company records, and to the Company at its principal executive office. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given when sent via email or upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Participant to his address shown in the Company records, and to the Company at its principal executive office. By a notice given pursuant to this Section 3.8, either party may hereafter designate a different address for notices to be given to that party.

2.11 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

2.12 Compliance with Applicable Laws. This Agreement shall be subject to all Applicable Laws. The issuance of Deferred Stock under this Agreement shall entitle the Company to require the Participant to comply with such Applicable Laws as may be necessary. Furthermore, the issuance of the Deferred Stock under this Agreement shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan.

EXHIBIT B

TO DEFERRED STOCK AWARD GRANT NOTICE

VESTING SCHEDULE

The Award shall vest with respect to one-sixteenth (1/16) of the total number of units of Deferred Stock subject to the Award on the quarterly anniversary of the Vesting Commencement Date, subject to Participant’s continued status as a Service Provider through each of such vesting dates, such that the Award shall be fully vested with respect to all of the units of Deferred Stock subject to the Award as of the sixteenth quarterly anniversary of the Vesting Commencement Date.

EXHIBIT C

TRUST AGREEMENT

כתב נאמנות

שנחתם ביום __ בחודש ינואר שנת 2007

בין:

ג ל ע נאמנויות 102
מרחוב וייצמן 2
תל-אביב 64239
(להלן - "**הנאמן**")

מצד אחד

לבין:

טסרה ישראל בע"מ
פארק טכנולוגי "מנחת", בניין 4
ירושלים 48328

אייסקואז בע"מ
רח' הברזל 6א'
תל אביב 69719
(להלן - "**החברה**")

מצד שני

הואיל: וביום 30 בדצמבר 2005 חברת Tessera Technologies, Inc. שהיא בעלת שליטה בחברה ("**החברה המקצה**") אימצה תכנית הקצאת מניות לעובדים של החברה וחברות בנות שלה כמשמעותה בסעיף 102 לפקודה (להלן – "**התכנית**");

והואיל: ועל-פי התכנית תקצה החברה המקצה מדי פעם בפעם מניות שלה או אופציות לרכישת מניותיה ("**המניות**") לעובדים של החברה ושל חברות בנות שלה, בהקצאת מניות באמצעות נאמן;

והואיל: ועל-פי התכנית יוקצו כל המניות בהקצאה לנאמן, כדי שיחזיק אותן בנאמנות עד תום התקופה, כאמור בפקודה, בכללי מס הכנסה (הקלות מס בהקצאת מניות לעובדים), התשס"ג - 2003 (להלן – "**הכללים**"), בתכנית ובכתב נאמנות זה;

והואיל: והחברה המקצה בחרה בג ל ע נאמנויות 102, לשמש כנאמן לצורך תכנית ההקצאה האמורה והוא הביע את הסכמתו לשמש כנאמן בעבור החברה ועובדיה.

- 2 -

לפיכך הוסכם בין הצדדים כדלקמן:

1. המבוא לכתב נאמנות זה, מהווה חלק בלתי נפרד ממנו

2. על-פי התכנית לא תופקדנה המניות אצל עובדי החברה אלא תופקדנה בידי הנאמן ותוחזקנה בידיו עד לתום התקופה, כהגדרתה בסעיף 102 לפקודה

3. לפני ששולם המס החל כאמור בסעיף 7 לכללים, המניות לא תהיינה ניתנות להעברה, המחאה, משכון, עיקול, או שעבוד אחר מרצון, ולא יינתן בשלהן כל יפוי כוח או כתב העברה בין אם תוקפם מיידי ובין אם תוקפם בתאריך עתידי, למעט העברה מכוח צוואה או על-פי דין. הועברו המניות מכוח צוואה או על-פי דין כאמור, יחולו הוראות סעיף 102 והוראות הכללים על יורשיו או נעבריו של העובד.

4. לאחר תום התקופה יהיה כל עובד רשאי בכל עת לדרוש מהנאמן להעביר על שמו את המניות שהוא זכאי להן, ובלבד שהנאמן לא יעביר את המניות כאמור אלא לאחר ששולם המס החל לפי סעיף 102 לפקודה ולפי הכללים (להלן - "המס החל") ובידי הנאמן אישור לכך מפקיד השומה

5. אם על-פי תנאי התכנית יוענקו לעובד זכויות לרכישת מניות או שיוקצו לו בשל המניות מניות הטבה, יוקצו הזכויות או מניות ההטבה על שם הנאמן. העובד יהיה זכאי להורות לנאמן לממש את הזכויות או את מניות ההטבה לאחר תום התקופה כקבוע בתכנית. המניות נושא הזכויות יוקצו לנאמן בהתאם לאמור בסעיף 2 לכללים ויחולו עליהם הוראות התכנית, לרבות בחירת מסלול המיסוי והוראות כתב התחייבות זה, ואולם פרק הזמן עד תום התקופה יימנה מיום הקצאת המניות שבשלן הוקצו הזכויות או מניות ההטבה

6. החברה מתחייבת כלפי הנאמן כי החברה המקצה לא תקצה מניות לעובדים במסגרת תכנית הקצאה, אם לא הצהיר העובד כי ידועות לו הוראות סעיף 102 לפקודה ומסלול המס החל עליו, וכן על הסכמתו בכתב לאמור בכתב נאמנות זה ועל התחייבותו שלא לממש את המניות לפני תום התקופה, כהגדרתה בסעיף 102 לפקודה.

7. מובהר כי משמעות סעיפים 2 עד 6 לעיל הינה כדלקמן: (1) אם העובד יממש באופן רצוני את המניות (או זכויות לפי סעיף 5) לפני תום התקופה יחולו ההוראות הנוגעות לאי עמידה בתקופת ההחזקה, כאמור בסעיף 102(ב)(4) לפקודה ובכללים; (2) הנאמן יוכל למכור או להעביר את המניות (או זכויות לפי סעיף 5) לפני תום התקופה רק לאחר תשלום המס לפקיד השומה כמתחייב לפי ההוראות הנוגעות לאי עמידה בתקופת ההחזקה, כאמור בסעיף 102(ב)(4) לפקודה ובכללים

ולראיה באו הצדדים על החתום:

TESSERA ISRAEL LTD.

טסרה ישראל בע"מ

Eyesquad Ltd.

אייסקוואד בע"מ

ג.ל.ע נאמנויות 102

G.L.E 102 TRUSTS

הנאמן